UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 21, 2011
Andatee China Marine Fuel Services Corporation
(Exact name of registrant as specified in its charter)

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Delaware	001-34608	80-0445030
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

No. 1 Bintao Garden, West Binhai Road, Xigang District Dalian
People’s Republic of China
(Addres  s of Principal Executive Office) (Zip Code)

011 (86411) 8360 4683
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

On October 21, 2011, Andatee China Marine Fuel Services Corporation (the “Company”) held its annual shareholder meeting in Shanghai, PRC. The shareholders approved the following proposal:

Proposal 1 - Election of Directors. The shareholders re-elected An Fengbin, Francis N.S. Leong, Hou Yudong, Wen Tong and Wen Jiang as directors to hold office until the next annual meeting of shareholders and until their successors are duly elected. A summary of votes cast follows below:

Nominee	Votes for	Votes Against or Withheld*

An Fengbin	5,708,200	21,036
Francis N.S. Leong	5,708,047	21,189
Wen Tong	5,706,987	22,249
Wen Jiang	5,707,200	22,036
Hou Yudong	5,708,200	21,036
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*Abstentions and broker non-votes have no effect on the outcome of the proposal. There were no broker non-votes on this proposal.

Item 9.01          Financial Statements and Exhibits.

(d)      Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Andatee China Marine Fuel Services Corporation

By:	/s/ Wen Tong
Wen Tong, Chief Financial Officer

Date:           October 24, 2011